Delaware Group Equity Funds IV: N-SAR-A

Exhibit I

Sub-Item 77I: Terms of new or amended
securities.

Delaware Mid Cap Value Fund (the Fund) was launched on February 1, 2008. The Funds prospectuses and Statement of Additional
Information are incorporated herein by
reference to (1) the 485BPOS filing as filed with the Securities and Exchange Commission on January 30, 2008 (SEC Accession No.
0001421877-08-000012) and (2) the 497(c) on
January 31, 2008 (SEC Accession No.
0001421877-08-000014).






















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